Exhibit 3.1

CODE OF BY-LAWS

OF

INTERACTIVE INTELLIGENCE GROUP, INC.

ARTICLE I

IDENTIFICATION

Section 1.                                           Name.  The name of the corporation is “Interactive Intelligence Group, Inc.” (the “Corporation”).

Section 2.                                           Seal.  The Corporation need not adopt or use a corporate seal. The seal of the Corporation, if any, shall be (a) a circular disc, on the outer margin of which shall appear the corporate name and state of incorporation, with the words “Corporate Seal” through the center, so mounted that it may be used to impress these words in raised letters upon paper, and (b) be in charge of the Secretary of the Corporation.

Section 3.                                           Fiscal Year.  The fiscal year of the Corporation shall end at the time the Board determines. If the Board of Directors of the Corporation (the “Board”) does not make a determination, the fiscal year of the Corporation shall be the fiscal year adopted in the first federal income tax return of the Corporation.

Section 4.                                           Principal Office.  The principal office (the “Principal Office”) of the Corporation shall be at 2001 Junipero Serra Blvd, Daly City, CA 94014, or such other place as shall be determined by resolution of the Board.

Section 5.                                           Other Offices.  The Corporation may have such other offices at such other places within or without the State of Indiana as the Board may from time to time designate, or as the business of the Corporation may require.

ARTICLE II

CAPITAL STOCK

Section 1.                                           Consideration for Shares.  The Board shall cause the Corporation to issue the capital stock of the Corporation for such consideration as has been fixed by the Board in accordance with the provisions of the Articles of Incorporation of the Corporation (the “Articles”) or these Code of By-Laws of the Corporation (these “By-Laws”).

Section 2.                                           Payment for Shares.  Subject to the provisions of the Articles and these By-Laws, the consideration for the issuance of shares of the capital stock of the Corporation may be paid, in whole or in part, in money, in other property, tangible or intangible, or in labor actually performed for, or services actually rendered to, the Corporation; provided, however that, the part of the surplus of a Corporation which is transferred to capital upon the issuance of shares as a share dividend shall be deemed to be the consideration for the issuance of such shares.  When payment of the consideration for which a share was authorized to be issued shall have been received by the Corporation, or when surplus shall have been transferred to capital upon the issuance of a share dividend, such share shall be declared and taken to be fully paid and not liable to any further call or assessment, and the holder thereof shall not be liable for any further payments thereon.  In the absence of actual fraud in the transaction, the judgment of the Board as to the value of such property, labor, or services received as consideration, or the value placed by the Board upon the corporate assets in the event of a share dividend shall be conclusive.

Section 3.                                           Certificates for Shares.  Certificates for shares (“Certificates”) shall be in such form, consistent with law, the Articles and these By-Laws, as shall be approved by the Board.  Certificates for each class, or series within a class, of shares shall be numbered consecutively as issued.  Each Certificate shall state the name of the Corporation and that it is organized under the laws of the State of Indiana; the name of the registered holder; the number and class and the designation of the series, if any, of the shares represented thereby; and a summary of the designations, relative rights, preferences, and limitations applicable to such class and, if applicable, the variations in rights, preferences, and limitations determined for each series and the authority of the Board to determine such variations for future series; provided, however, that, such summary may be omitted if the Certificate states conspicuously on its front or back that the Corporation will furnish the shareholder such information upon written request and without charge.  Each Certificate shall be signed (either manually or in facsimile) by (i) the President, and (ii) the Secretary, or by any two (2) or more officers that may be designated by the Board, and may have affixed thereto the corporate seal, which may be a facsimile, engraved, or printed.

Section 4.                                           Record of Certificates.  Shares shall be entered in the original share register or transfer book of the Corporation (the “Share Ledger”) as they are issued, and subject to the provisions of the Articles and these By-Laws, shall be transferable on the Share Ledger only by: (a) delivery of the Certificate endorsed either in blank or to a specified person by the person appearing by the Certificate to be the owner of the shares represented thereby; or (b) delivery of the Certificate and a separate document containing a written assignment of the Certificate or a power of attorney to sell, assign, or transfer the same or the shares represented thereby, signed by the person appearing by the Certificate to be the owner of the shares represented thereby. Such assignment or power of attorney may be either in blank or to a specified person.

Section 5.                                           Lost or Destroyed Certificates.  Any person claiming a Certificate to be lost or destroyed shall make affidavit or affirmation of that fact and, if the Board or the President shall so require, shall give the Corporation and/or the transfer agents and registrars, if they shall so require, a bond of indemnity, in form and with one or more sureties satisfactory to the Board or the President and/or the transfer agents and registrars, in such amount as the Board or the President may direct and/or the transfer agents and registrars may require, whereupon a new Certificate may be issued of the same tenor and for the same number of shares as the one alleged to be lost or destroyed.

Section 6.                                           Shareholder Addresses.  Every shareholder shall furnish the Secretary of the Corporation with an address to which notices of meetings and all other notices may be served upon or mailed to such shareholder, and in default thereof notices may be addressed to the shareholder at his, her, or its last known address or at the Principal Office.

Section 7.                                           Uncertificated Shares.  To the extent permitted by Indiana Code Section 23-1-26-7, and to the extent authorized by the Board, the Corporation may issue some or all of its shares without certificates, subject to such regulations and limitations as may be adopted by the Board.

ARTICLE III

MEETINGS OF SHAREHOLDERS

Section 1.                                           Place of Meetings.  All meetings of shareholders of the Corporation (the “Shareholders”) shall be held at such place, within or without the State of Indiana, as may be specified in the respective notices or waivers of notice thereof, or proxies to represent shareholders thereat.

Section 2.                                           Annual Meeting.  The annual meeting of the Shareholders for the election of the members of the Board (the “Directors”) and for the transaction of such other business as may properly come before the meeting, shall be held at the date and time determined by the Board.

Section 3.                                           Special Meetings.  Special meetings of the Shareholders may be called by the Board.  All requests for special meetings of the Shareholders shall state the purpose or purposes thereof, and the business transacted at such meeting shall be confined to the purposes stated in the call and matters germane thereto.

Section 4.                                           Notice of Meetings.  A written or printed notice, stating the place, day, and hour of the meeting, and in case of a special meeting the purpose or purposes for which the meeting is called, shall be delivered or mailed by the Secretary or by the officers or persons calling the meeting, to each holder of record of the capital stock of the Corporation entitled to notice of such meeting, at such address as appears upon the records of the Corporation, at least ten (10) and not more than sixty (60) days before the date of such meeting.  Notice of any annual or special meeting of Shareholders may be waived in writing by any Shareholder, before or after the date and time of the meeting specified in the notice thereof, by a written waiver delivered to the Corporation for inclusion in the minutes or filing with the corporate records.  A Shareholder’s attendance at any shareholders’ meeting in person or by proxy shall constitute a waiver of (a) notice of such meeting, unless the Shareholder at the beginning of the meeting objects to the holding of or the transaction of business at the meeting, and (b) consideration at such meeting of any business that is not within the purpose or purposes described in the meeting notice, unless the Shareholder objects to considering the matter when it is presented.

Section 5.                                           Voting at Meetings.  Except as otherwise provided by law or by the provisions of the Articles, every holder of the capital stock of the Corporation shall have the right at all meetings of the Shareholders to one vote for each share of stock standing in his, her, or its name on the books of the Corporation as of the record date fixed by the Board for such meeting.  Notwithstanding the foregoing, no share shall be voted at any meeting: (a) upon which an installment is due and unpaid; (b) which shall have been transferred on the books of the Corporation within ten (10) days next preceding the date of the meeting; or (c) which belongs to the Corporation.  Upon the demand of any shareholder voting in person, voting for Directors and voting upon any other question properly before a meeting shall be by ballot.  A plurality vote shall be necessary to elect any Director, and on all other matters, the action or a question shall be approved if the number of votes cast thereon in favor of the action or question exceeds the number of votes cast opposing the action or question, except as otherwise provided by law or the Articles.

Section 6.                                           Proxies.  A Shareholder may vote, either in person or by proxy executed in writing by the shareholder or a duly authorized attorney-in-fact.  Such writing shall be evidenced by a signature or causing the signature to be affixed to the writing by any reasonable process, including by facsimile signature.  The Shareholder also may transmit, or authorize the transmission of, an electronic submission to the holder of the proxy, a proxy solicitation firm, or a proxy support service organization or similar agency authorized by the person who will be the holder of the proxy to receive the electronic submission.  Such electronic submission shall be accompanied by or contain information from which it can be determined that the electronic submission was transmitted or authorized by the shareholder.  No proxy shall be valid after eleven (11) months from the date of its execution, unless a longer time is expressly provided therein.

Section 7.                                           Quorum.  Unless otherwise provided by law or the Articles, at any meeting of Shareholders, a majority of the shares of the capital stock outstanding and entitled to vote, represented in person or by proxy, shall constitute a quorum for the election of Directors or for the transaction of other business.  If, however, a quorum shall not be present or represented at any meeting, the Shareholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting of the date, time, and place of the adjourned meeting, unless the date of the adjourned meeting requires that the Board fix a new record date therefor, in which case notice of the adjourned meeting shall be given.  At such adjourned meeting, if a quorum shall be present or represented, any business may be transacted that might have been transacted at the meeting as originally scheduled.

Section 8.                                           Organization.  The Chairman of the Board, and in his absence, any Director designated by the Board including the vice chairman, shall call meetings of the Shareholders to order and shall act as chairman of such meetings, and a Secretary or the assistant secretary of the Corporation shall act as secretary of all meetings of the shareholders.  In the absence of the Secretary and assistant secretary, the presiding officer may appoint a shareholder to act as secretary of the meeting.

Section 9.                                           Written Consents.  Any action required or permitted to be taken at a meeting of the Shareholders may be taken without a meeting if the action is taken in writing by all of the Shareholders.  The action so taken must be evidenced by a written consent (which may be in multiple counterparts) describing the action taken, signed by each Shareholder, and included in the minutes or filed with the corporate records reflecting the action taken.  Action taken by written consent is effective when the last Shareholder signs the consent unless the consent specifies a prior or subsequent effective date, in which case the action is effective on or as of the specified date.  A consent signed by all of the Shareholders shall have the same effect as if the action taken by consent was taken at a meeting of the Shareholders and may be described as having been taken at a meeting of the Shareholders.

Section 10.                                    Shareholder List.  The Secretary of the Corporation shall prepare before each meeting of Shareholders a complete list of the Shareholders entitled to notice of such meeting, arranged in alphabetical order by class of shares (and each series within a class), and showing the address of, and the number of shares entitled to vote held by, each shareholder (the “Shareholder List”).  Beginning five (5) business days before the meeting and continuing throughout the meeting, the Shareholder List shall be on file at the Principal Office or at a place identified in the meeting notice in the city where the meeting will be held, and shall be available for inspection by any Shareholder entitled to vote at the meeting.  On written demand, made in good faith and for a proper purpose and describing with reasonable particularity the Shareholder’s purpose, and if the Shareholder List is directly connected with the Shareholder’s purpose, a Shareholder (or such Shareholder’s agent or attorney authorized in writing) shall be entitled to inspect and to copy the Shareholder List, during regular business hours and at the Shareholder’s expense, during the period the Shareholder List is available for inspection.  The Share Ledger, or a duplicate thereof, shall be the only evidence as to who are the Shareholders entitled to examine the Shareholder List, or to notice of or to vote at any meeting.

Section 11.                                    Presence. Any or all Shareholders may participate in any annual or special Shareholders’ meeting by, or through the use of, any means of communication by which all Shareholders participating may simultaneously hear each other during the meeting. A Shareholder so participating is deemed to be present in person at the meeting.

ARTICLE IV

BOARD OF DIRECTORS

Section 1.                                           Board of Directors.  The Board shall consist of a maximum of ten (10) members.  The exact number of directors shall be determined by resolution of the Board and in the absence of any such resolution, the number of directors shall be one (1).  The Directors shall be elected annually at the annual meeting of the Shareholders.  Elected Directors shall hold office until the next annual meeting of the Shareholders and until their successors are elected and qualified.  Directors need not be Shareholders.  A member of the Board shall be elected by a vote of the majority of the Directors as Chairman of the Board, and such Chairman shall preside at all meetings of the Board.

Section 2.                                           Powers and Duties.  In addition to the powers and duties expressly conferred upon it by law, the Articles or these By-Laws, the Board may exercise all such powers of the Corporation and do all such lawful acts and things as are not inconsistent with the law, the Articles, or these By-Laws.

Section 3.                                           Resignation.  Any Director may resign at any time by giving written notice to the Board, the Chairman, the President, or the Secretary.  Any such resignation shall take effect when delivered unless the notice specifies a later effective date.  Unless otherwise specified in the notice, the acceptance of such resignation shall not be necessary to make it effective.

Section 4.                                           Removal.  Any Director may be removed for cause at any time at any regular meeting or at such a special meeting of the Shareholders called for such purpose, by the affirmative vote of the holders of a majority of the shares outstanding.

Section 5.                                           Vacancies.  In case of any vacancy in the Board through death, resignation, removal, or other cause, the remaining Directors by the affirmative vote of a majority thereof may elect a successor to fill such vacancy until the next annual meeting of shareholders and until his or her successor is elected and qualified.  If the vote of the remaining Directors shall result in a tie, the vacancy shall be filled by Shareholders at the next annual meeting, or a special meeting, of Shareholders.

Section 6.                                           Annual Meetings.  The Board shall meet each year immediately after the annual meeting of the Shareholders, at the place where such meeting of the Shareholders has been held, for the purpose of organization, election of officers, and consideration of any other business that may be brought before the meeting.  No notice shall be necessary for the holding of this annual Board meeting.  If such meeting is not held as above provided, the election of officers may be had at any subsequent meeting of the Board specifically called in the manner provided in these By-Laws.

Section 7.                                           Other Board Meetings.

(a)                                 Regular Board Meetings.  Regular meetings of the Board may be held without notice at such time and place, either within or without the State of Indiana, as shall from time to time be determined by the Board.

(b)                                 Special Meetings.  Special meetings of the Board shall be held, either within or without the State of Indiana, whenever called by the Chairman of the Board, or the vice-chairman of the Board, or by the President.  Oral, telegraphic, or written notice shall be given, sent, or mailed not less than one day before the meeting and shall state the purposes of the meeting, and the date, place, and hour of such meeting.

(c)                                  Waivers of Notice.  A Director may waive notice of any Board meeting before or after the date and time of the Board meeting stated in the notice by a written waiver signed by the Director and filed with the minutes or corporate records.  A Director’s attendance at or participation in a Board meeting shall constitute a waiver of notice of such meeting and assent to any corporate action taken at such meeting, unless the Director at the beginning of such meeting (or promptly upon his arrival) objects to the holding of or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

Section 8.                                           Quorum.  At any meeting of the Board, the presence of a majority of the Directors then in office shall be necessary to constitute a quorum for the transaction of any business. The act of a majority of the Board present at a meeting at which a quorum is present shall be the act of the Board, unless the act of a greater number is required by law, the Articles or these By-Laws.

Section 9.                                           Organization.  The Chairman of the Board and in his absence, the vice-chairman of the Board, and in their absence any Director chosen by the Directors present, shall call meetings of the Board to order, and shall act as chairman of such meetings.  The Secretary of the Corporation shall act as secretary of the Board, but in the absence of the Secretary, the presiding officer may appoint any Director to act as secretary of the meeting.

Section 10.                                    Election Regarding Staggered Board Provision.  The Corporation elects not to be governed by Section 23-1-33-6(c) of the Indiana Business Corporation Law.

ARTICLE V

OFFICERS OF THE CORPORATION

Section 1.                                           Officers.  The officers of the Corporation shall consist of a President, a Secretary, and such other officers as may be designated from time to time by the Board.  Two or more offices may be held by the same person.  The Board by resolution may create and define the duties of the offices of the Corporation and may elect or appoint persons to fill such offices.

Section 2.                                           Election of Officers.  The officers of the Corporation shall be elected by the Board at the annual Board meeting and shall hold office for one (1) year or until their respective successors shall have been duly elected and shall have qualified; provided, however, that, the Board may at any time elect one or more persons to new or different offices and/or change the title, designation, and duties and responsibilities of any of the officers consistent with the law, the Articles, and these By-Laws.

Section 3.                                           Vacancies.  Whenever any vacancy shall occur in any office by death, resignation, increase in the number of offices of the Corporation, or otherwise, the same shall be filled by the Board, and the officer so elected shall hold office until his successor is chosen and qualified.  Any officer may be removed at any time by the affirmative vote of a majority of the full Board.

Section 4.                                           President.  Notwithstanding the Board’s discretion to create such offices as it may designate, the Corporation shall at all times have a President.  This individual shall have primary responsibility for the day-to-day operations of the business, shall have responsibility for executing and filing such documents as may be required with governmental and regulatory agencies, and shall have such other powers and perform such other duties as are incident to this office and as may be assigned by the Board.

Section 5.                                           Secretary.  The Secretary shall have the custody and care of the corporate seal (if one exists), records, minutes, and the Share Ledger of the Corporation; shall (unless other arrangements for taking of the minutes are made by the Board) attend all Shareholders’ meetings and Board meetings, and duly record and keep the minutes of their proceedings in a book or books to be kept for that purpose; shall give or cause to be given notice of all Shareholders’ meetings and Board meetings when such notice shall be required; shall file and take charge of all papers and documents belonging to the Corporation; and shall have such other powers and perform such other duties as are incident to the office of secretary of a business corporation, subject at all times to the direction and control of the Board or the President.

Section 6.                                           Delegation of Authority.  In case of the absence of any officer of the Corporation, or for any other reason that the Board may deem sufficient, the Board may delegate the powers or duties of such officer to any other officer or to any Director, for the time being, provided that, a majority of the full Board concurs therein.

ARTICLE VI

CORPORATE BOOKS AND RECORDS

Section 1.                                           Places of Keeping.  Except as otherwise provided by law, the Articles, or these By-Laws, the books and records of the Corporation may be kept at such place or places, within or without the State of Indiana, as the Board may from time to time by resolution determine or, in the absence of such determination by the Board, as shall be determined by the President.

Section 2.                                           Transfer Agent and Registrar.  The Board may appoint one or more transfer agents and one or more registrars of transfers, and the principal transfer agent shall keep a stock transfer book for the transfer of all shares of the capital stock of the Corporation.

Section 3.                                           Share Ledger.  The Corporation shall keep at the Principal Office the original Share Ledger or a duplicate thereof, or, in case the Corporation employs a stock registrar or transfer agent within or without the State of Indiana, another record of the shareholders in a form that permits preparation of a list of the names and addresses of all the shareholders, in alphabetical order by class of shares, stating the number and class of shares held by each shareholder (the “Record of Shareholders”).

Section 4.                                           Inspection of Corporate Records.  Any Shareholder (or the Shareholder’s agent or attorney authorized in writing) shall be entitled to inspect and copy at his expense, after giving the Corporation at least five (5) business days’ written notice of his demand to do so, the following corporate records: (1) the Articles; (2) these By-Laws; (3) resolutions adopted by the Board with respect to one (1) or more classes or series of shares and fixing their relative rights, preferences, and limitations, if shares issued pursuant to those resolutions are outstanding; (4) minutes of all Shareholders’ meetings and records of all actions taken by the Shareholders without a meeting (collectively, “Shareholders Minutes”) for the prior three (3) years; (5) all written communications by the Corporation to the Shareholders including the financial statements furnished by the Corporation to the Shareholders for the prior three (3) years; (6) a list of the names and business addresses of the current Directors and the current officers of the Corporation; and (7) the most recent annual report of the Corporation as filed with the Secretary of State of Indiana.  Any Shareholder (or the Shareholder’s agent or attorney authorized in writing) shall also be entitled to inspect and copy at his expense, after giving the Corporation at least five (5) business days’ written notice of his demand to do so, the following corporate records, if his demand is made in good faith and for a proper purpose and describes with reasonable particularity his purpose and the records he desires to inspect, and the records are directly connected with his purpose: (1) to the extent not subject to inspection under the previous sentence, Shareholders Minutes, excerpts from minutes of Board meetings and of committee meetings, and records of any actions taken by the Board or any committee without a meeting; (2) appropriate accounting records of the Corporation; and (3) the Record of Shareholders.

Section 5.                                           Record Date.  The Board may, in its discretion, fix in advance a record date not more than seventy (70) days before the date (a) of any Shareholders’ meeting, (b) for the payment of any dividend or the making of any other distribution, (c) for the allotment of rights, or (d) when any change or conversion or exchange of shares shall go into effect.  If the Board fixes a record date, then only Shareholders who are Shareholders of record on such record date shall be entitled (a) to notice of and/or to vote at any such meeting, (b) to receive any such dividend or other distribution, (c) to receive any such allotment of rights, or (d) to exercise the rights in respect of any such change, conversion or exchange of shares, as the case may be, notwithstanding any transfer of shares on the Share Ledger after such record date.

ARTICLE VII

CHECKS, DRAFTS, DEEDS, AND SHARES OF STOCK

Section 1.                                           Checks, Drafts, Etc.  All checks, drafts, or orders for the payment of money of or to the Corporation shall, unless otherwise directed by the Board or otherwise required by law, be signed or endorsed by one or more officers as authorized in writing by the President.  In addition, the President may authorize any one or more employees of the Corporation to sign checks, drafts, and orders for the payment of money not to exceed specific maximum amounts as designated in writing by the President for any one check, draft, or order.  When so authorized by the President, the signature of any such officer or employee may be a facsimile signature.

Section 2.                                           Deeds, Notes, Bonds, Mortgages, Contracts, Etc.  All deeds, notes, bonds, and mortgages made by the Corporation, and all other written contracts and agreements, other than those executed in the ordinary course of corporate business, to which the Corporation shall be a party, shall be executed in its name by the President or any other officer so authorized by the Board and, when necessary or required, the Secretary shall attest the execution thereof.  All written contracts and agreements into which the Corporation enters in the ordinary course of corporate business shall be executed by any officer or by any other employee designated by the President to execute such contracts and agreements.

Section 3.                                           Sale or Transfer of Stock.  Subject always to the further orders and directions of the Board, any share of stock issued by any corporation and owned by the Corporation (including reacquired shares of the Corporation) may, for sale or transfer, be endorsed in the name of the Corporation by the President, and said endorsement shall be duly attested by the Secretary either with or without affixing thereto the seal of the Corporation (if any).

ARTICLE VIII

AMENDMENTS

Section 1.                                           Amendments.  These By-Laws may be adopted, amended, or repealed at any meeting of the Board by the vote of a majority of the number of Directors in office at the time such vote is taken.